Exhibit 99

MGM RESORTS INTERNATIONAL REPORTS SECOND QUARTER RESULTS

Las Vegas, Nevada, August 7, 2012 — MGM Resorts International (NYSE: MGM) today reported its second quarter 2012 results. Net loss per share attributable to the Company was $0.30 compared to diluted net income per share of $6.22 in the prior year second quarter. The prior year quarter included a gain of $6.30 per share recognized on the consolidation of MGM China Holdings, Limited (“MGM China”). Comparability of the current and prior quarter consolidated results was also affected by certain impairment charges and tax provision items discussed below. Key results for the second quarter of 2012 include the following:

•                  Net revenue for the Company’s wholly owned domestic resorts was $1.5 billion in both the current and prior year second quarters. Casino revenue decreased 1% at the Company’s wholly owned domestic resorts, while rooms revenue increased 3% with a 5% increase in REVPAR(1) at the Company’s Las Vegas Strip resorts;

•                  The Company’s wholly owned domestic resorts earned Adjusted Property EBITDA(2) of $345 million, a 4% increase compared to the prior year quarter, which was impacted by the temporary closure of Gold Strike Tunica in May 2011;

•                  MGM China reported record Adjusted Property EBITDA of $187 million, which included $12 million of branding fee expense; excluding these fees, Adjusted Property EBITDA increased 14% over MGM Macau’s prior year quarter; and

•                  CityCenter reported record Adjusted Property EBITDA for resort operations, increasing 11% from the prior year quarter to $71 million.

“Our wholly owned domestic resorts Adjusted Property EBITDA grew 4% year over year and we achieved record quarters for both MGM China and CityCenter,” said Jim Murren, MGM Resorts International Chairman and CEO. “We continue to focus on maximizing profitability by managing costs, improving our customer relationships via M life and social media outlets such as myVEGAS, as well as exploring growth opportunities in key strategic regions across the U.S. and internationally.”

Certain Items Affecting Second Quarter Results

The following table lists items that affect the comparability of the current and prior year quarterly results (approximate diluted per share impact on net income (loss) attributable to MGM Resorts International, net of tax; negative amounts represent charges to income):

Three months ended June 30,	2012	2011
Property transactions, net:
Investment in Grand Victoria impairment	$(0.11)	$—
Other property transactions, net	(0.01)	—
Gain on MGM China transaction	—	6.30
Income (loss) from unconsolidated affiliates:
CityCenter residential non-cash impairment charge	—	(0.03)
Income tax provision:
Macau shareholder dividend tax	0.07	—
Deferred tax valuation allowance	(0.13)	—

Current quarter results were affected by certain tax provision items discussed below and a non-cash impairment charge of $85 million related to the Company’s joint venture investment in Grand Victoria. The prior year quarter included a $3.5 billion gain recognized on consolidation of MGM China in June 2011 and a $26 million non-cash impairment charge related to the Company’s share of a residential impairment charge at CityCenter.

The current quarter income tax provision was affected by a valuation allowance for a portion of U.S. deferred tax assets and by a net tax benefit resulting from entering into an annual fee arrangement with the Macau government with respect to the complementary tax on dividend distributions of MGM Macau covering the years 2007 through 2011, including the dividend distributed in the first quarter of this year.  All taxes previously accrued on MGM Macau dividends distributed in prior quarters were reversed and the cumulative agreed upon annual fee was recorded during the quarter.

Wholly Owned Domestic Resorts

Casino revenue related to wholly owned domestic resorts decreased 1% compared to the prior year quarter. The overall table games hold percentage in the second quarter of 2012 was 17.7% compared to 18.2% for the prior year second quarter. Slots revenue was flat compared to the prior year quarter.

Rooms revenue increased 3% with Las Vegas Strip REVPAR up 5%.  The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended June 30,	2012	2011
Occupancy %	94%	94%
Average Daily Rate (ADR)	$131	$126
Revenue per Available Room (REVPAR)	$124	$118

Operating income for the Company’s wholly owned domestic resorts for the second quarter of 2012 was $214 million, an increase of 10% compared to the prior year quarter, partially due to lower depreciation and amortization expense.  Adjusted Property EBITDA for wholly owned domestic resorts increased 4% to $345 million for the second quarter of 2012.  Operating income and Adjusted Property EBITDA were negatively affected by approximately $12 million in the prior year quarter as a result of the temporary closure of Gold Strike Tunica in May 2011.

MGM China

The following are the key second quarter results for MGM China:

•                  MGM China earned net revenue of $709 million, a 6% increase over the prior year quarter driven by increases in volume for main floor table games and slots of 7% and 39%, respectively. VIP table games turnover decreased 6% from the prior year quarter, while hold percentage was 3.3% in the current year quarter compared to 3.1% in the prior year quarter; and

•                  MGM China’s operating income was $90 million and Adjusted Property EBITDA was $187 million, which included $12 million of branding fee expense. Excluding branding fees, Adjusted Property EBITDA increased 14% over MGM Macau’s prior year second quarter results.

MGM China completed its initial public offering of shares on The Stock Exchange of Hong Kong Limited on June 3, 2011 and the Company acquired an additional 1% interest in MGM China, which owns the MGM Macau resort and casino. This acquisition increased the Company’s ownership interest to 51% and, as a result, the Company began consolidating MGM China as of June 3, 2011. Prior to June 3, 2011, the results of MGM Macau were accounted for under the equity method of accounting.

Income (Loss) from Unconsolidated Affiliates

The following table summarizes the Company’s income (loss) from unconsolidated affiliates:

Three months ended June 30,	2012	2011
	(In thousands)
CityCenter	$642	$(32,483)
MGM Macau	—	53,539
Other	5,344	10,971
	$5,986	$32,027

Results for CityCenter Holdings, LLC for the second quarter of 2012 include the following (see schedules accompanying this release for further detail on CityCenter’s second quarter results):

•                  Net revenue from resort operations increased 3% to $282 million;

•                  Adjusted Property EBITDA from resort operations was $71 million compared to $64 million in the prior year quarter;

•                  Aria’s table games hold percentage for the second quarter of 2012 was 24.0% compared to 29.2% for the prior year quarter.  The estimated effect of the decrease in hold percentage compared to the prior year quarter for net revenue and Adjusted Property EBITDA was $16 million and $13 million, respectively; and

•                  Aria’s occupancy percentage was 93% and its ADR was $201, resulting in REVPAR of $187, a 3% increase compared to the prior year second quarter.

Financial Position

The Company’s cash balance at June 30, 2012 was $1.7 billion, which included approximately $658 million of cash and cash equivalents related to MGM China.  At June 30, 2012, the Company had approximately $13.4 billion of indebtedness, including $1.3 billion of borrowings outstanding under its senior credit facility and $553 million related to the MGM China credit facility.

At June 30, 2012, the Company’s senior credit facility consisted of approximately $820 million in term loans and a $1.3 billion revolver (approximately $360 million of which has not been extended and matures in February 2014) and had approximately $855 million of available borrowing capacity. The interest rate on extending loans was 5% at June 30, 2012.  Interest on non-extending revolving loans remains at 7%.

“We remain focused on improving our free cash flow and deleveraging our balance sheet.  One way we expect to be able to do this is by lowering our cost of capital.  We envision an environment in the near future where we will have the opportunity to refinance some of our long-term capital at progressively lower rates,” said Dan D’Arrigo, MGM Resorts International Executive Vice President, CFO and Treasurer.  “A good example of this is our recently launched five year $1.5 billion refinancing in Macau.  The reception from our lenders has been very strong and we expect to finalize this transaction at attractive rates in the near future.”

Conference Call Details

MGM Resorts International will host a conference call at 11:00 a.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through www.mgmresorts.com under the investors section or by calling 1-877-355-2280 for domestic callers and 1-706-634-6528 for international callers.  The conference call access code is 99179146.  A replay of the call will be available through Tuesday, August 14, 2012. The replay may be accessed by dialing 1-855-859-2056 or 1-404-537-3406. The replay access code is 99179146. The call will also be archived at www.mgmresorts.com.

(1)           REVPAR is hotel Revenue per Available Room.

(2)           “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, property transactions, net and the gain on the MGM China transaction.  “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense related to the MGM Resorts stock option plan, which is not allocated to each property. MGM China recognizes stock compensation expense related to its stock compensation plan which is included in the calculation of Adjusted Property EBITDA for MGM China.  Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.

Management believes that while items excluded from Adjusted EBITDA and Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, pre-opening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.

In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.

Reconciliations of GAAP net income (loss) to Adjusted EBITDA and GAAP operating income (Loss) to Adjusted Property EBITDA are included in the financial schedules in this release.

*     *      *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a peerless portfolio of destination resort brands, including Bellagio, MGM Grand, Mandalay Bay and The Mirage.  In addition to its 51% interest in MGM China Holdings, Limited, which owns the MGM Macau resort and casino, the Company has significant holdings in gaming, hospitality and entertainment, owns and operates 15 properties located in Nevada, Mississippi and Michigan, and has 50% investments in three other properties in Nevada and Illinois. One of those investments is CityCenter, an unprecedented urban resort destination on the Las Vegas Strip featuring its centerpiece ARIA Resort & Casino. Leveraging MGM Resorts’ unmatched amenities, the M life loyalty program delivers one-of-a-kind experiences, insider privileges and personalized rewards for guests at the Company’s renowned properties nationwide. Through its hospitality management subsidiary, the Company holds a growing number of development and management agreements for casino and non-casino resort projects around the world. MGM Resorts International supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its gaming properties. The Company has been honored with numerous awards and recognitions for its industry-leading Diversity Initiative, its community philanthropy programs and the Company’s commitment to sustainable development and operations. For more information about MGM Resorts International, visit the Company’s website at www.mgmresorts.com.

Statements in this release that are not historical facts are forward-looking statements involving risks and/or uncertainties, including those described in the company’s public filings with the Securities and Exchange Commission.  We have based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding future operating results and our ability to refinance indebtedness including the finalization of the new credit facility in Macau at attractive rates. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which we operate and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in our Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports).  In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law.

MGM RESORTS CONTACTS:
Investment Community	News Media
DANIEL D’ARRIGO	ALAN M. FELDMAN
Executive Vice President, CFO & Treasurer	Senior Vice President of Public Affairs
(702) 693-8895	(702) 891-1840 or afeldman@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011
Revenues:
Casino	$1,299,196	$797,495	$2,634,230	$1,387,715
Rooms	418,766	396,791	812,386	765,128
Food and beverage	391,891	371,960	764,844	708,784
Entertainment	120,909	130,094	241,309	249,687
Retail	52,086	54,292	98,710	100,442
Other	132,900	128,826	246,023	243,049
Reimbursed costs	90,938	89,482	181,477	175,770
	2,506,686	1,968,940	4,978,979	3,630,575
Less: Promotional allowances	(182,921)	(162,955)	(367,624)	(311,739)
	2,323,765	1,805,985	4,611,355	3,318,836
Expenses:
Casino	826,211	485,965	1,693,685	836,730
Rooms	129,897	123,886	256,052	240,872
Food and beverage	222,567	215,899	434,206	414,147
Entertainment	88,559	94,505	177,347	182,716
Retail	29,241	32,479	56,824	61,638
Other	88,835	88,392	175,057	166,689
Reimbursed costs	90,938	89,482	181,477	175,770
General and administrative	309,478	301,582	612,767	571,144
Corporate expense	42,540	40,016	84,800	76,501
Preopening and start-up expenses	—	(316)	—	(316)
Property transactions, net	90,467	900	91,384	991
Gain on MGM China transaction	—	(3,496,005)	—	(3,496,005)
Depreciation and amortization	235,643	177,467	472,452	329,864
	2,154,376	(1,845,748)	4,236,051	(439,259)

Income (loss) from unconsolidated affiliates	5,986	32,027	(7,323)	95,370

Operating income	175,375	3,683,760	367,981	3,853,465

Non-operating income (expense):
Interest expense	(276,323)	(270,224)	(560,665)	(540,138)
Non-operating items from unconsolidated affiliates	(20,836)	(28,002)	(47,702)	(68,292)
Other, net	46	(13,017)	(57,530)	(16,972)
	(297,113)	(311,243)	(665,897)	(625,402)

Income (loss) before income taxes	(121,738)	3,372,517	(297,916)	3,228,063
Benefit for income taxes	51,304	78,174	24,175	132,757

Net income (loss)	(70,434)	3,450,691	(273,741)	3,360,820
Less: net income attributable to noncontrolling interests	(75,018)	(8,706)	(88,964)	(8,706)
Net income (loss) attributable to MGM Resorts International	$(145,452)	$3,441,985	$(362,705)	$3,352,114

Per share of common stock:
Basic:
Net income (loss) attributable to MGM Resorts International	$(0.30)	$7.04	$(0.74)	$6.86

Weighted average shares outstanding	488,931	488,609	488,896	488,574

Diluted:
Net income (loss) attributable to MGM Resorts International	$(0.30)	$6.22	$(0.74)	$6.09

Weighted average shares outstanding	488,931	554,890	488,896	553,690

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$1,731,921	$1,865,913
Accounts receivable, net	478,588	491,730
Inventories	113,316	112,735
Deferred income taxes, net	122,134	91,060
Prepaid expenses and other	231,458	251,282
Total current assets	2,677,417	2,812,720

Property and equipment, net	14,783,177	14,866,644

Other assets:
Investments in and advances to unconsolidated affiliates	1,498,864	1,635,572
Goodwill	2,900,237	2,896,609
Other intangible assets, net	4,889,311	5,048,117
Other long-term assets, net	514,002	506,614
Total other assets	9,802,414	10,086,912
	$27,263,008	$27,766,276

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$171,878	$170,994
Income taxes payable	336	7,611
Current portion of long-term debt	141,674	—
Accrued interest on long-term debt	251,373	203,422
Other accrued liabilities	1,364,123	1,362,737
Total current liabilities	1,929,384	1,744,764

Deferred income taxes	2,513,840	2,502,096
Long-term debt	13,225,319	13,470,167
Other long-term obligations	182,258	167,027
Stockholders’ equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 488,940,301 and 488,834,773 shares	4,889	4,888
Capital in excess of par value	4,091,166	4,094,323
Retained earnings	1,618,684	1,981,389
Accumulated other comprehensive income	11,046	5,978
Total MGM Resorts International stockholders’ equity	5,725,785	6,086,578
Noncontrolling interests	3,686,422	3,795,644
Total stockholders’ equity	9,412,207	9,882,222
	$27,263,008	$27,766,276

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011
Bellagio	$296,385	$278,058	$580,732	$530,008
MGM Grand Las Vegas	230,396	239,451	462,876	464,581
Mandalay Bay	192,465	209,025	372,391	388,359
The Mirage	146,239	144,425	294,468	292,923
Luxor	84,717	84,442	166,643	164,217
New York-New York	69,017	68,721	139,641	133,698
Excalibur	68,275	67,478	130,999	128,510
Monte Carlo	66,456	65,695	131,363	128,281
Circus Circus Las Vegas	54,115	50,441	101,799	93,135
MGM Grand Detroit	141,805	142,229	292,392	286,140
Beau Rivage	86,899	90,615	173,550	171,735
Gold Strike Tunica	35,908	30,972	76,008	68,070
Other resort operations	32,551	33,756	61,964	62,081
Wholly owned domestic resorts	1,505,228	1,505,308	2,984,826	2,911,738
MGM China(1)	709,296	192,984	1,411,386	192,984
Management and other operations	109,241	107,693	215,143	214,114
	$2,323,765	$1,805,985	$4,611,355	$3,318,836

(1) 2011 amounts represent the net revenues of MGM China Holdings Limited (“MGM China”) from June 3, 2011 (the first day of the Company’s majority ownership of MGM China) through June 30, 2011.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011
Bellagio	$83,352	$77,370	$153,796	$131,271
MGM Grand Las Vegas	29,032	35,557	66,357	72,425
Mandalay Bay	47,399	51,601	86,213	88,045
The Mirage	25,067	24,340	52,486	56,739
Luxor	17,345	18,841	35,709	38,955
New York-New York	23,662	22,223	47,975	43,351
Excalibur	19,125	18,369	33,304	34,511
Monte Carlo	16,408	15,644	31,404	29,404
Circus Circus Las Vegas	8,148	7,053	13,289	11,626
MGM Grand Detroit	43,337	42,163	85,576	85,696
Beau Rivage	19,401	19,288	36,451	32,424
Gold Strike Tunica	11,041	(1,693)	22,621	7,755
Other resort operations	1,841	630	949	(854)
Wholly owned domestic resorts	345,158	331,386	666,130	631,348
MGM China(1)	186,560	46,422	351,081	46,422
MGM Macau (50%)(2)	—	53,539	—	115,219
CityCenter (50%)(3)	642	(32,483)	(17,931)	(38,306)
Other unconsolidated resorts(3)	5,344	10,971	10,608	18,457
Management and other operations	10,104	913	14,803	1,522
	$547,808	$410,748	$1,024,691	$774,662

(1) 2011 amounts represent the Adjusted EBITDA of MGM China from June 3, 2011 (the first day of the Company’s majority ownership of MGM China) through June 30, 2011.

(2) Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences for the approximately two and five months ended June 2, 2011.

(3) Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended June 30, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$58,322	$—	$354	$24,676	$83,352
MGM Grand Las Vegas	8,072	—	803	20,157	29,032
Mandalay Bay	26,963	—	545	19,891	47,399
The Mirage	12,240	—	57	12,770	25,067
Luxor	8,406	—	185	8,754	17,345
New York-New York	18,002	—	243	5,417	23,662
Excalibur	14,769	—	3	4,353	19,125
Monte Carlo	10,930	—	553	4,925	16,408
Circus Circus Las Vegas	3,036	—	77	5,035	8,148
MGM Grand Detroit	32,431	—	884	10,022	43,337
Beau Rivage	11,727	—	8	7,666	19,401
Gold Strike Tunica	7,713	—	2	3,326	11,041
Other resort operations	1,184	—	6	651	1,841
Wholly owned domestic resorts	213,795	—	3,720	127,643	345,158
MGM China	90,215	—	1,464	94,881	186,560
CityCenter (50%)	642	—	—	—	642
Other unconsolidated resorts	5,344	—	—	—	5,344
Management and other operations	6,855	—	—	3,249	10,104
	316,851	—	5,184	225,773	547,808
Stock compensation	(8,769)	—	—	—	(8,769)
Corporate	(132,707)	—	85,283	9,870	(37,554)
	$175,375	$—	$90,467	$235,643	$501,485

Three Months Ended June 30, 2011

	Operating income (loss)	Preopening and start-up expenses	Gain on MGM China transaction and Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$52,732	$—	$317	$24,321	$77,370
MGM Grand Las Vegas	16,324	—	—	19,233	35,557
Mandalay Bay	29,810	—	16	21,775	51,601
The Mirage	10,395	—	11	13,934	24,340
Luxor	9,349	—	6	9,486	18,841
New York-New York	15,999	—	—	6,224	22,223
Excalibur	13,105	—	210	5,054	18,369
Monte Carlo	9,516	—	28	6,100	15,644
Circus Circus Las Vegas	2,295	—	(8)	4,766	7,053
MGM Grand Detroit	32,139	—	269	9,755	42,163
Beau Rivage	8,217	—	19	11,052	19,288
Gold Strike Tunica	(5,063)	—	—	3,370	(1,693)
Other resort operations	(601)	—	24	1,207	630
Wholly owned domestic resorts	194,217	—	892	136,277	331,386
MGM China	19,448	—	13	26,961	46,422
MGM Macau (50%)	53,539	—	—	—	53,539
CityCenter (50%)	(32,483)	—	—	—	(32,483)
Other unconsolidated resorts	10,971	—	—	—	10,971
Management and other operations	(2,296)	(316)	(5)	3,530	913
	243,396	(316)	900	166,768	410,748
Stock compensation	(8,995)	—	—	—	(8,995)
Corporate	3,449,359	—	(3,496,005)	10,699	(35,947)
	$3,683,760	$(316)	$(3,495,105)	$177,467	$365,806

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Six Months Ended June 30, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$105,420	$—	$354	$48,022	$153,796
MGM Grand Las Vegas	26,421	—	1,130	38,806	66,357
Mandalay Bay	45,566	—	545	40,102	86,213
The Mirage	26,742	—	70	25,674	52,486
Luxor	17,615	—	185	17,909	35,709
New York-New York	36,699	—	243	11,033	47,975
Excalibur	24,391	—	3	8,910	33,304
Monte Carlo	20,903	—	558	9,943	31,404
Circus Circus Las Vegas	3,538	—	77	9,674	13,289
MGM Grand Detroit	64,769	—	884	19,923	85,576
Beau Rivage	21,123	—	8	15,320	36,451
Gold Strike Tunica	15,933	—	2	6,686	22,621
Other resort operations	(218)	—	(14)	1,181	949
Wholly owned domestic resorts	408,902	—	4,045	253,183	666,130
MGM China	158,342	—	1,464	191,275	351,081
CityCenter (50%)	(17,931)	—	—	—	(17,931)
Other unconsolidated resorts	10,608	—	—	—	10,608
Management and other operations	7,266	—	—	7,537	14,803
	567,187	—	5,509	451,995	1,024,691
Stock compensation	(18,101)	—	—	—	(18,101)
Corporate	(181,105)	—	85,875	20,457	(74,773)
	$367,981	$—	$91,384	$472,452	$931,817

Six Months Ended June 30, 2011

	Operating income (loss)	Preopening and start-up expenses	Gain on MGM China transaction and Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$81,546	$—	$317	$49,408	$131,271
MGM Grand Las Vegas	33,892	—	—	38,533	72,425
Mandalay Bay	44,052	—	16	43,977	88,045
The Mirage	28,415	—	39	28,285	56,739
Luxor	19,824	—	6	19,125	38,955
New York-New York	31,282	—	(85)	12,154	43,351
Excalibur	24,053	—	210	10,248	34,511
Monte Carlo	17,481	—	28	11,895	29,404
Circus Circus Las Vegas	2,151	—	(8)	9,483	11,626
MGM Grand Detroit	65,829	—	372	19,495	85,696
Beau Rivage	10,150	—	58	22,216	32,424
Gold Strike Tunica	945	—	—	6,810	7,755
Other resort operations	(3,333)	—	17	2,462	(854)
Wholly owned domestic resorts	356,287	—	970	274,091	631,348
MGM China	19,448	—	13	26,961	46,422
MGM Macau (50%)	115,219	—	—	—	115,219
CityCenter (50%)	(38,306)	—	—	—	(38,306)
Other unconsolidated resorts	18,457	—	—	—	18,457
Management and other operations	(5,289)	(316)	(5)	7,132	1,522
	465,816	(316)	978	308,184	774,662
Stock compensation	(18,205)	—	—	—	(18,205)
Corporate	3,405,854	—	(3,495,992)	21,680	(68,458)
	$3,853,465	$(316)	$(3,495,014)	$329,864	$687,999

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS)

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011
Adjusted EBITDA	$501,485	$365,806	$931,817	$687,999
Preopening and start-up expenses	—	316	—	316
Property transactions, net	(90,467)	(900)	(91,384)	(991)
Gain on MGM China transaction	—	3,496,005	—	3,496,005
Depreciation and amortization	(235,643)	(177,467)	(472,452)	(329,864)
Operating income	175,375	3,683,760	367,981	3,853,465

Non-operating income (expense):
Interest expense	(276,323)	(270,224)	(560,665)	(540,138)
Other, net	(20,790)	(41,019)	(105,232)	(85,264)
	(297,113)	(311,243)	(665,897)	(625,402)

Income (loss) before income taxes	(121,738)	3,372,517	(297,916)	3,228,063
Benefit for income taxes	51,304	78,174	24,175	132,757
Net income (loss)	(70,434)	3,450,691	(273,741)	3,360,820
Less: net income attributable to noncontrolling interests	(75,018)	(8,706)	(88,964)	(8,706)
Net income (loss) attributable to MGM Resorts International	$(145,452)	$3,441,985	$(362,705)	$3,352,114

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS - LAS VEGAS STRIP

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011
Bellagio
Occupancy %	96.9%	96.6%	95.0%	93.7%
Average daily rate (ADR)	$237	$224	$234	$224
Revenue per available room (REVPAR)	$230	$216	$223	$210

MGM Grand Las Vegas
Occupancy %	96.3%	96.8%	94.9%	93.7%
ADR	$141	$125	$141	$130
REVPAR	$136	$121	$134	$122

Mandalay Bay
Occupancy %	95.4%	95.3%	92.7%	92.3%
ADR	$183	$178	$184	$177
REVPAR	$174	$170	$171	$163

The Mirage
Occupancy %	98.4%	97.5%	95.6%	95.3%
ADR	$151	$145	$153	$147
REVPAR	$149	$141	$146	$140

Luxor
Occupancy %	93.3%	93.7%	92.0%	90.4%
ADR	$91	$91	$90	$92
REVPAR	$85	$85	$83	$83

New York-New York
Occupancy %	97.1%	96.0%	96.0%	94.0%
ADR	$112	$107	$111	$108
REVPAR	$109	$103	$106	$102

Excalibur
Occupancy %	94.0%	92.9%	90.7%	88.7%
ADR	$72	$72	$72	$73
REVPAR	$68	$67	$65	$65

Monte Carlo
Occupancy %	97.5%	95.2%	95.6%	93.5%
ADR	$106	$98	$104	$98
REVPAR	$104	$94	$99	$92

Circus Circus Las Vegas
Occupancy %	83.2%	78.3%	79.6%	70.5%
ADR	$56	$54	$55	$56
REVPAR	$47	$42	$44	$39

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011

Aria	$233,634	$233,001	$421,466	$458,463
Vdara	23,114	19,764	44,563	35,170
Crystals	13,133	11,171	25,460	22,884
Mandarin Oriental	12,022	10,924	24,723	21,245
Resort operations	281,903	274,860	516,212	537,762
Residential operations	8,242	6,421	12,850	15,142
	$290,145	$281,281	$529,062	$552,904

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011

Adjusted EBITDA	$65,195	$57,006	$93,790	$111,888
Property transactions, net	(70)	(53,338)	(2,079)	(53,356)
Depreciation and amortization	(88,109)	(93,421)	(176,152)	(185,177)
Operating loss	(22,984)	(89,753)	(84,441)	(126,645)

Non-operating income (expense):
Interest expense - sponsor notes	(22,298)	(19,171)	(43,851)	(37,607)
Interest expense - other	(42,926)	(47,992)	(88,968)	(95,049)
Other, net	1,143	947	(6,640)	(21,695)
	(64,081)	(66,216)	(139,459)	(154,351)
Net loss	$(87,065)	$(155,969)	$(223,900)	$(280,996)

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended June 30, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(10,004)	$—	$(9)	$65,935	$55,922
Vdara	(3,667)	—	—	10,308	6,641
Crystals	1,961	—	—	6,305	8,266
Mandarin Oriental	(4,245)	—	—	4,524	279
Resort operations	(15,955)	—	(9)	87,072	71,108
Residential operations	(299)	—	—	984	685
Development and administration	(6,730)	—	79	53	(6,598)
	$(22,984)	$—	$70	$88,109	$65,195

Three Months Ended June 30, 2011

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(21,035)	$—	$—	$74,080	$53,045
Vdara	(2,495)	—	—	7,911	5,416
Crystals	(102)	—	—	5,785	5,683
Mandarin Oriental	(4,733)	—	—	4,549	(184)
Resort operations	(28,365)	—	—	92,325	63,960
Residential operations	(56,477)	—	52,624	949	(2,904)
Development and administration	(4,911)	—	714	147	(4,050)
	$(89,753)	$—	$53,338	$93,421	$57,006

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Six Months Ended June 30, 2012

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(59,185)	$—	$1,986	$131,650	$74,451
Vdara	(8,609)	—	—	20,686	12,077
Crystals	2,661	—	—	12,711	15,372
Mandarin Oriental	(7,790)	—	—	9,039	1,249
Resort operations	(72,923)	—	1,986	174,086	103,149
Residential operations	(1,764)	—	—	1,952	188
Development and administration	(9,754)	—	93	114	(9,547)
	$(84,441)	$—	$2,079	$176,152	$93,790

Six Months Ended June 30, 2011

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(33,853)	$—	$—	$141,907	$108,054
Vdara	(9,740)	—	—	18,374	8,634
Crystals	(2,389)	—	—	13,703	11,314
Mandarin Oriental	(9,186)	—	—	9,517	331
Resort operations	(55,168)	—	—	183,501	128,333
Residential operations	(62,068)	—	52,624	1,430	(8,014)
Development and administration	(9,409)	—	732	246	(8,431)
	$(126,645)	$—	$53,356	$185,177	$111,888

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011
Aria
Occupancy %	92.7%	89.7%	89.6%	87.7%
ADR	$201	$202	$203	$201
REVPAR	$187	$181	$182	$177

Vdara
Occupancy %	89.0%	91.0%	85.0%	87.4%
ADR	$161	$159	$162	$159
REVPAR	$143	$144	$137	$139